MGIC INVESTMENT CORPORATION

                         PROFIT SHARING AND SAVINGS PLAN

                                    AND TRUST




                (Amended and Restated Effective January 1, 1989)



                             (Includes Amendment 9)

                           MGIC INVESTMENT CORPORATION

                         PROFIT SHARING AND SAVINGS PLAN

                                    AND TRUST


                                      Index
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ARTICLE  I. DEFINITIONS.......................................................2
         Section 1.1.      Administrator......................................2
         Section 1.2.      After-Tax Contributions............................2
         Section 1.3.      Before-Tax Contributions...........................2
         Section 1.4.      Board..............................................2
         Section 1.5.      Code...............................................2
         Section 1.6.      Company............................................2
         Section 1.7.      Company Stock......................................2
         Section 1.8.      Company Stock Fund.................................2
         Section 1.9.      Compensation.......................................2
         Section 1.10.     Employee...........................................3
         Section 1.11.     Employer...........................................3
         Section 1.12.     Employment Commencement Date.......................3
         Section 1.13.     Entry Date.........................................3
         Section 1.14.     ERISA..............................................3
         Section 1.15.     Highly Compensated Employee........................3
         Section 1.16.     Hour of Service....................................3
         Section 1.17.     Investment Committee...............................4
         Section 1.18.     Investment Fund....................................4
         Section 1.19.     Investment Manager.................................4
         Section 1.20.     Matching Contributions.............................4
         Section 1.21.     Normal Retirement Date.............................4
         Section 1.22.     Participant........................................4
         Section 1.23.     Participating Employer.............................4
         Section 1.24.     Period of Severance................................4
         Section 1.25.     Plan...............................................4
         Section 1.26.     Plan Year..........................................4
         Section 1.27.     Profit Sharing Contributions.......................4
         Section 1.28.     Qualifying Period..................................5
         Section 1.29.     Severance Date.....................................5
         Section 1.30.     Valuation Date.....................................5
         Section 1.31.     Trustee............................................5
         Section 1.32.     Vesting Service....................................5
         Section 1.33.     Construction.......................................5


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ARTICLE  II. PARTICIPATION AND VESTING SERVICE................................7
         Section 2.1.      Participation......................................7
         Section 2.2.      Vesting Service....................................7
         Section 2.3.      Cancellation of Vesting Service....................7
         Section 2.4.      Status of Leased Employees.........................8

ARTICLE  III. CONTRIBUTIONS...................................................9
         Section 3.1.      Employer Profit Sharing Contributions..............9
         Section 3.2.      Participants' Before-Tax Contributions.............9
         Section 3.3.      Employer Matching Contributions...................10
         Section 3.4.      Suspension of Before-Tax Contributions............11
         Section 3.5.      Participants' After-Tax Contributions.............12
         Section 3.6.      Investment Election...............................12
         Section 3.7.      Funding Policy....................................13
         Section 3.8.      Limitation on Employer Contributions..............13
         Section 3.9.      Special Election Date.............................13
         Section 3.10.     Limitation on Number of Shares of Company Stock...13

ARTICLE  IV. ALLOCATIONS TO PARTICIPANTS' ACCOUNTS...........................14
         Section 4.1.      Establishment of Accounts.........................14
         Section 4.2.      Allocation of Income and Market Adjustment........14
         Section 4.3.      Allocation of Employer Contributions..............14
         Section 4.4.      Allocation of Forfeitures.........................15
         Section 4.5.      Maximum Annual Additions..........................15
         Section 4.6.      Preparation of Annual Statements..................17

ARTICLE  V. BENEFITS UPON TERMINATION OF EMPLOYMENT..........................18
         Section 5.1.      Retirement........................................18
         Section 5.2.      Death.............................................18
         Section 5.3.      Disability........................................19
         Section 5.4.      Other Termination of Employment...................19
         Section 5.5.      Valuation of Accounts and Final Share of
                           Employer Contributions............................19
         Section 5.6.      Distribution of Benefits..........................20
         Section 5.7.      Transfer of Benefits to Eligible
                           Retirement Plan...................................21
         Section 5.8.      Distributions of Company Stock Fund Account
                           Balance in Kind...................................21

ARTICLE  VI. WITHDRAWALS AND LOANS...........................................22
         Section 6.1.      Withdrawal of Participants' Contributions.........22
         Section 6.2.      Withdrawal of Employer Profit Sharing
                           Contributions.....................................22
         Section 6.3.      Withdrawals for Hardship..........................22
         Section 6.4.      Loans to Participants.............................24
         Section 6.5.      Temporary Suspension of Plan Activity.............25

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                                                                            Page
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ARTICLE  VII. ADMINISTRATION.................................................26
         Section 7.1.      Allocation of Responsibility Among Fiduciaries
                           for Plan and Trust Administration.................26
         Section 7.2.      Appointment of Administrator......................26
         Section 7.3.      Authority of Administrator........................26
         Section 7.4.      Use of Professional Services......................27
         Section 7.5.      Fees and Expenses.................................27
         Section 7.6.      Delegation of Duties and Responsibilities.........27
         Section 7.7.      Records...........................................27
         Section 7.8.      Claims Procedure..................................28
         Section 7.9.      Rules and Decisions...............................28
         Section 7.10.     Fiduciary Insurance and Indemnification...........28
         Section 7.11.     Agent for Service of Process......................29
         Section 7.12.     Allocation of Duties to Trustee...................29
         Section 7.13.     Liability for Breach by Co-Fiduciary..............29
         Section 7.14.     Communications....................................29

ARTICLE  VIII. TRUSTEE AND INVESTMENT OF TRUST FUND..........................30
         Section 8.1.      Trust Fund........................................30
         Section 8.2.      Trustee's Powers..................................30
         Section 8.3.      Exemption from Liability..........................31
         Section 8.4.      Accounting........................................31
         Section 8.5.      Reliance by Third Parties.........................32
         Section 8.6.      Designation, Removal and Successor Trustee........32
         Section 8.7.      Voting Rights to Company Stock....................32
         Section 8.8.      Tender Offers for Company Stock...................32
         Section 8.9.      Responsibility and Authority of the
                           Investment Committee..............................33

ARTICLE  IX. RIGHT TO AMEND OR TERMINATE PLAN................................34
         Section 9.1.      Amendment.........................................34
         Section 9.2.      Termination by the Company........................34
         Section 9.3.      Exclusive Benefit.................................34
         Section 9.4.      Partial Termination...............................35

ARTICLE  X. GENERAL PROVISIONS...............................................36
         Section 10.1.     Non-Alienation of Benefits........................36
         Section 10.2.     Construction of Agreement.........................36
         Section 10.3.     Mergers, Consolidations and Transfers
                           of Plan Assets....................................36
         Section 10.4.     Unclaimed Benefits................................36
         Section 10.5.     Retroactive Effective Dates.......................37
         Section 10.6.     USERRA............................................37


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ARTICLE  XI. TOP-HEAVY PLAN PROVISIONS.......................................38
         Section 11.1.     Effect of Top-Heavy Status........................38
         Section 11.2.     Additional Definitions............................38
         Section 11.3.     Minimum Benefits..................................40
         Section 11.4.     Maximum Benefit Limits............................40
         Section 11.5.     Accelerated Vesting...............................40



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
                           MGIC INVESTMENT CORPORATION

                         PROFIT SHARING AND SAVINGS PLAN

                                    AND TRUST


          THIS AGREEMENT, dated as of this ____________________ day of __________________________, 1991, by and between MGIC Investment Corporation, a Wisconsin insurance corporation, (hereinafter called the "Company") and First Wisconsin Trust Company, a Wisconsin corporation with trust powers, as trustee of the trust hereby created, (hereinafter called the "Trustee");

                              W I T N E S S E T H :

          WHEREAS, for the period from January 1, 1970 through November 30, 1984 the Company and certain of its subsidiaries maintained a profit sharing plan (the "Prior Plan") for the benefit of eligible employees; and

          WHEREAS, in anticipation of the transfer of certain assets and businesses of the Company and its subsidiaries to a new corporation or corporations pursuant to an agreement dated November 30, 1984, the Company established this plan as a successor to the Prior Plan for the purpose of continuing the Prior Plan as applied to certain Participants, and subsequently amended the Plan to add a "cash or deferred arrangement" qualified under Section 401(k) of the Code, and in certain other respects; and

          WHEREAS, it is desirable to amend and restate the Plan, effective January 1, 1989, in order to reflect changes in applicable requirements brought about by the Tax Reform Act of 1986, the Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1988 and various other statutory and regulatory changes;

          NOW, THEREFORE, for valuable consideration and the mutual undertakings hereinafter appearing, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

          Definitions. The following words and phrases when used herein shall have the following meanings, except as otherwise required by the context:

          Section 1.1. Administrator. "Administrator" means the person, committee or other entity appointed pursuant to Article VII to administer the Plan. If at anytime no such person, committee or other entity has been appointed and is serving, the Company shall be the Administrator.

          Section 1.2. After-Tax Contributions. "After-Tax Contributions" means amounts contributed under the Plan by a Participant as provided in Section 3.5.

          Section 1.3. Before-Tax Contributions. "Before-Tax Contributions" means amounts contributed by a Participating Employer at the direction of Participants pursuant to Section 3.2, which contributions are made in lieu of payment of an equal amount directly to the Participant.

          Section 1.4. Board. "Board" means the Board of Directors of the
Company.

          Section 1.5. Code. "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

          Section 1.6. Company. "Company" means MGIC Investment Corporation, a Wisconsin corporation, and any successor to the assets or businesses thereof which adopts the Plan and the Trust by appropriate corporate action.

          Section 1.7. Company Stock. "Company Stock" means the common stock of the Company.

          Section 1.8. Company Stock Fund. "Company Stock Fund" means an unsegregated fund to be invested primarily in Company Stock which, pending such permanent investment, may be invested in short-term securities issued or guaranteed by the United States of America or in other investments of a short-term nature.

          Section 1.9. Compensation. "Compensation" means salaries, commissions, wages, cash bonuses, severance pay and overtime paid to a Participant by a Participating Employer before deductions and before reduction for contributions pursuant to any cash or deferred arrangement described in Code Section 401(k) or cafeteria plan described in Code Section 125, but excluding expense reimbursements or allowances, and Employer contributions to or benefits received from or under this Plan or any other employee benefit plan. The maximum annual Compensation taken into account hereunder for purposes of calculating any Participant's accrued benefit, and for purposes of applying the nondiscrimination rules of Code Sections 401(a)(4), 401(a)(5), 401(k)(3) and 401(m) shall be the amount described in Code Section 401(a)(17) as amended (including any cost-of-living


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adjustments provided for by such Code Section). Notwithstanding the foregoing, additional consideration provided to retiring Participants under any early retirement incentive program of a Participating Employer, including but not limited to lump sum payments in cash, shall not be considered severance pay or any other form of Compensation for Plan purposes.

          Section 1.10. Employee. "Employee" means any person who is employed by a Participating Employer; provided, however, that such term shall not include:
(i) independent contractors or persons employed by subsidiaries or at businesses or operations of a Participating Employer acquired as a result of claim settlements, foreclosures, defaults or otherwise in connection with distress or workout situations, unless the Board, by affirmative action, specifically determines that any such persons shall be Employees as defined herein; and (ii) any person who is in a bargaining unit covered by a collective bargaining agreement unless such agreement specifically refers to the applicability of this Plan to such unit. "Regular Employee" means an Employee whose services are performed on either a full-time or a part-time basis in a permanent position. "Temporary Employee" means an Employee whose services are performed in a temporary position, including employees whose services are performed intermittently on an on-call basis.

          Section 1.11. Employer. "Employer" means the Company and each corporation or unincorporated trade or business which is a member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group (within the meaning of Code Section 414(b), (c) or (m)) which includes the Company.

          Section 1.12. Employment Commencement Date. "Employment Commencement Date" means the first day for which a Participant is credited with an hour of service for the performance of services for an Employer, provided, however, that as to any person whose credit for any period of prior employment was cancelled for all purposes pursuant to Section 2.3, such term shall mean the first day following the Period of Severance giving rise to such cancellation for which the Participant performs a paid hour of service for an Employer.

          Section 1.13. Entry Date. "Entry Date" means January 1 or July 1, as applicable.

          Section 1.14. ERISA. ERISA" means Public Law No. 93-406, the Employee Retirement Income Security Act of l974, as from time to time amended.

          Section 1.15. Highly Compensated Employee. "Highly Compensated Employee" means a person described in Section 414(q) of the Code and the regulations thereunder.

          Section 1.16. Hour of Service. "Hour of Service" means each hour for which a Participant is directly or indirectly compensated or entitled to compensation from an Employer for the performance of services, each hour for which back pay is awarded or paid, and without duplication, each of the first 501 hours during a single continuous period of absence for which the Employee receives compensation (or is entitled to compensation) for vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence.

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The term shall include such hours whether or not performed while the person was a Participant or an Employee as defined herein and whether he was then employed by a Participating Employer. Hours of Service shall be determined in accordance with Department of Labor Regulations ss. 2530.200 b-2(b) and (c).

          Section 1.17. Investment Committee. "Investment Committee" means the Securities Investment Committee of the Board.

          Section 1.18. Investment Fund. "Investment Fund" means the Company Stock Fund and each other fund established at the direction of the Investment Committee pursuant to Section 8.9.

          Section 1.19. Investment Manager. "Investment Manager" means a person, insurance company, corporation or association which qualifies as an "Investment Manager" as defined in Section 3(38) of ERISA, appointed by the Board to direct the investment and reinvestment of all or any portion of the assets held by the Trustee under the Trust.

          Section 1.20. Matching Contributions. "Matching Contributions" means amounts contributed under the Plan by an Employer as provided in Section 3.3.

          Section 1.21. Normal Retirement Date. "Normal Retirement Date" means the date on which the Participant attains age sixty-five (65).

          Section 1.22. Participant. "Participant" means any Employee who has satisfied the requirements of Section 2.1.

          Section 1.23. Participating Employer. "Participating Employer" means an Employer which has adopted the Plan by appropriate corporate action, with the consent of the Board.

          Section 1.24. Period of Severance. "Period of Severance" means the period of time beginning on the Participant's Severance Date and ending on the next subsequent date on which he first performs a paid hour of service for an Employer.

          Section 1.25. Plan. "Plan" means the profit sharing plan set forth in this Agreement, which shall be known as the MGIC Investment Corporation Profit Sharing and Savings Plan.

Section 1.26. Plan Year.  "Plan Year" means the calendar year.

          Section 1.27. Profit Sharing Contributions. "Profit Sharing Contributions" means amounts contributed under the Plan by an Employer as provided in Section 3.1.


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          Section 1.28. Qualifying Period. "Qualifying Period" means whichever of the following periods is applicable:

          (a) the 12-consecutive-month period commencing on the Employee's Employment Commencement Date, but only if the Employee completes at least 1,000 Hours of Service in such period, or

          (b) (if the Employee does not complete 1,000 Hours of Service in the period described in (i)), the first Plan Year which commences after his Employment Commencement Date during which he completes at least 1,000 Hours of Service.

          Section 1.29. Severance Date. "Severance Date" means the earlier to occur of:

          (a) the date during the Participant's service with his Employer on which he quits, retires, is terminated or dies, whichever occurs first, provided that service with an Employer shall not be deemed to have been terminated during any period for which the Participant is entitled to severance pay; or

          (b) the first anniversary of the date the Participant commences a continuous absence from service with his Employer for any other reason, such as vacation, holiday, sickness, disability, leave of absence or layoff; provided, however, that in the case of a Participant who is absent from service with the Employers as a consequence of his performing military service in the armed forces of the United States of America or of any state thereof under circumstances entitling him to veterans' reemployment rights pursuant to federal statute, the first anniversary of the commencement of such military service absence shall not constitute a Severance Date hereunder if, but only if, he returns to service with the Employers within the applicable time limit and under the other conditions prescribed by such statute for his exercise of such reemployment rights; provided further that, for purposes of this subsection, an "authorized leave of absence" means an absence from active service with the Employer which it authorizes pursuant to uniform rules consistently applied in like circumstances for its personnel who are similarly situated.

          Section 1.30. Valuation Date. "Valuation Date" means every regular business day.

          Section 1.31. Trustee. "Trustee" means the First Wisconsin Trust Company or any successor thereto as trustee of the trust established hereunder.

          Section 1.32. Vesting Service. "Vesting Service" means service counted to determine a Participant's non-forfeitable interest in retirement benefits hereunder.

          Section 1.33. Construction.

          (a) Where appearing in the Plan, the masculine shall include the feminine and the plural shall include the singular, unless the context clearly indicates otherwise. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to this entire document and not to any particular Article or Section. Titles of

Articles and Sections are for general information only, and the Plan is not to be construed by reference thereto.

          (b) Applicable Law. The Plan is intended to qualify under Sections 401(a), 401(k) and 401(m) of the Code and shall be interpreted so as to comply with the applicable requirements thereof, where such requirements are not clearly contrary to the express terms hereof. In all other respects, the Plan shall be construed and its validity determined according to the laws of the State of Wisconsin to the extent such laws are not preempted by applicable requirements of federal law. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been included herein.



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                                   ARTICLE II
                        PARTICIPATION AND VESTING SERVICE

          Section 2.1. Participation.

          (a) Profit Sharing Component. Each Employee who was a Participant in the Prior Plan as of November 30, 1984 shall continue to be a Participant in the profit sharing component hereunder without interruption. In addition, any other Participant in the Prior Plan for whom assets and liabilities are transferred to this Plan effective as of December 1, 1984 shall continue to be a Participant in the profit sharing component hereunder without interruption. Every other Employee shall become a Participant in the profit sharing component of this Plan on the Entry Date nearest to:

          (i) in the case of a Regular Employee, the date on which he has completed 12 months of employment; or

          (ii) in the case of a Temporary Employee, the last day of his Qualifying Period.

A Participant who incurs a Period of Severance under Section 2.3 shall, if he is subsequently rehired as an Employee, resume active participation in the profit sharing component of the Plan as of the date of such rehire.

          (b) Savings Component. Each Regular Employee or Temporary Employee as of January 1, 1998, who is not then eligible to elect to make Before-Tax Contributions or After-Tax Contributions shall be eligible to elect to do so as of such date. Effective January 1, 1998, an Employee shall be eligible to elect to make Before-Tax Contributions or After-Tax Contributions commencing on the Employee's Employment Commencement Date. Such elections shall be made pursuant to such uniform rules and procedures as the Administrator may establish, including timely written notices to the Administrator and authorizations to the Company to make such Before-Tax Contributions on the Participant's behalf in lieu of payment of an equal amount of salary or wages directly to the Participant and to make After-Tax Contributions as provided in Section 3.05.

          Section 2.2. Vesting Service. An Employee shall be credited with Vesting Service hereunder equal to the total period of time elapsed between his Employment Commencement Date and his last Severance Date, less any Periods of Severance during such period which exceed 12 months in duration.

          Section 2.3. Cancellation of Vesting Service. If a Participant who does not have a vested and nonforfeitable right to any portion of his account derived from Employer Profit Sharing and Matching Contributions (and whose Vesting Service under the Plan was not cancelled pursuant to the break in service rules in effect under the Plan prior to January 1, 1985) incurs a Period of Severance which equals or exceeds six years, his Vesting Service earned prior to the Period of Severance shall be cancelled and disregarded for all purposes of


                                      -7-
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the Plan. In any other case, a Participant who returns to employment with the
Employers following a Period of Severance shall receive credit for the aggregate of his Vesting Service before and after the Period of Severance, and shall, if he had previously satisfied the requirements of Section 2.1, immediately resume his participation in the Plan, provided that if the Participant's Period of Severance exceeded 12 months in duration, such periods shall be aggregated only if he completes at least 12 consecutive months of Vesting Service after the date of his reemployment.

          Section 2.4. Status of Leased Employees. A person who is a "leased employee" within the meaning of Code Section 414(n) or (o) shall not be eligible to participate in the Plan, but in the event such a person was participating or subsequently becomes eligible to participate herein, credit shall be given for the person's service as a leased employee of any Employer toward completion of the Plan's eligibility and vesting requirements.




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
                           ARTICLE III. CONTRIBUTIONS

          Section 3.1. Employer Profit Sharing Contributions.

          (a) Employer Profit Sharing Contributions for each Plan Year shall be made in such amounts as the Board, in its sole discretion, may determine. Subject to its right to elect otherwise as provided below, each Participating Employer shall contribute its share of total Employer Profit Sharing Contributions for each Plan Year, which share shall be determined by multiplying total Employer Profit Sharing Contributions by a fraction, the numerator of which shall be the aggregate Compensation of the Participants employed by such Participating Employer, and the denominator of which shall be the aggregate Compensation of all Participants under the Plan for such Plan Year. By action of its board of directors, any Participating Employer may, prior to the date on which its federal income tax return is due, elect to contribute a lesser amount, or contribute nothing, as its share of Employer Profit Sharing Contributions, and in the event any Participating Employer so elects, the total Employer Profit Sharing Contributions for the Plan Year shall be reduced accordingly.

          (b) Each Participating Employer's contribution for any Plan Year, determined pursuant to this Section, shall be paid to the Trustee not later than the time prescribed by law, including any extensions thereof, for filing such Participating Employer's federal income tax return for such year. In the sole discretion of the Company, Employer Profit Sharing Contributions may, to the extent Participants have elected to invest such contributions in the Company Stock Fund, be made either in cash or in the form of shares of Company Stock held in the treasury or in authorized but unissued shares of Company Stock.

          Section 3.2. Participants' Before-Tax Contributions.

          (a) Subject to the limitations described in subsection (c) below, each Participant electing to make Before-Tax Contributions hereunder shall elect, on timely notice to the Administrator, to have his Employer make such contributions to the Plan on his behalf, in lieu of paying such amount as current compensation. Such election may designate any whole percentage of the Participant's Compensation or any dollar amount (but not less than $3.00 per pay period) as the Participant's rate of Before-Tax Contributions, provided that such rate shall not exceed 15% of the Participant's Compensation. Before-Tax Contributions shall not be withheld from Compensation payable after the Participant's Severance Date.

          (b) A Participant's election to make Before-Tax Contributions hereunder shall remain in effect for successive periods of time subject to the Participant's right to change the rate of such Before-Tax Contributions on timely notice as of any Entry Date or to suspend all Before-Tax Contributions as provided in Section 304; provided that each Participant may make a one-time election between January 1, 1986 and July 1, 1986 to change his rate of Before-Tax Contributions effective reasonably soon after such notice is given.

          (c) No Participant shall contribute Before-Tax Contributions in excess of $7,000 in any calendar year (or such higher amount as may be permitted pursuant to Code Section 402(g)) less the amount of any elective deferrals under all other plans, contracts or arrangements maintained by the Employers. In addition, the Plan is subject to the limitations of Code Section 401(k) which are incorporated herein by this reference. Accordingly, the actual deferral percentage for Highly Compensated Employees shall not exceed the greater of:

          (i) the actual deferral percentage of the nonhighly compensated employees multiplied by 1.25; or

          (ii) the lesser of (A) the actual deferral percentage of the nonhighly compensated employees for the preceding Plan Year plus two percentage points, or (B) the actual deferral percentage of the nonhighly compensated employees for the preceding Plan Year multiplied by 2.0;

subject to such other applicable limit as may be prescribed by the Secretary of the Treasury to prevent the multiple use of the limitation described in (ii) above. In order to ensure the favorable tax treatment of Before-Tax Contributions hereunder pursuant to Code Section 401(k) or to ensure compliance with Code Section 402(g) or 415, the Administrator in its discretion may prospectively decrease the rate of Before-Tax Contributions of any Participant at any time and, to the extent permitted by applicable regulations, may direct the Trustee to refund Before-Tax Contributions to any Participant. Any excess contributions, determined (i) after use of qualified nonelective contributions and/or qualified matching contributions as are helpful in the actual deferral percentage test, and (ii) by leveling the highest deferral ratios until the test is satisfied, and excess deferrals shall be distributed together with applicable income determined pursuant to applicable regulations, including gap period income after 1988, and any applicable matching contribution. The amount of a required distribution of excess deferrals shall be reduced in whole or in part by a prior distribution of excess contributions for the applicable period and vice versa. Such distributions shall be made during the Plan Year following the year the excess contributions were made, and the amount shall be determined based on the respective portions attributable to each Highly Compensated Employee.

          (d) As soon as practicable, but not later than the fifteenth (15th) day of the month following the month in which the Company withholds such contributions, the Participating Employers shall remit the amounts withheld from Employees' payroll as Before-Tax Contributions hereunder to the Trustee. Amounts credited to a Participant's accounts which are attributable to Before-Tax Contributions shall at all times be fully vested and nonforfeitable.

          Section 3.3. Employer Matching Contributions.

          (a) As soon as practicable after the end of each month, each Participating Employer shall make a Matching Contribution to the Plan on behalf of each Employee of such Employer who made Before-Tax Contributions during the applicable month. The amount of the Matching Contribution on behalf of each eligible Participant for any month shall equal 80% of the Participant's Before-Tax Contributions for the applicable month, to the extent the cumulative amount of such Participant's Before-Tax Contributions for the Plan Year do not exceed $1,000, and 40% of the Participant's Before-Tax Contributions for the applicable month, to the extent the cumulative amount of such Participant's Before-Tax Contributions for the Plan Year are in excess of $1,000 but not in excess of $3,000. Matching Contributions which are forfeited pursuant to Section
4.4 hereof shall be applied to reduce the amount of Employer Matching Contributions otherwise payable hereunder. In the sole discretion of the Company, Employer Matching Contributions may, to the extent Participants have elected to invest such contributions in the Company Stock Fund, be made either in cash or in the form of shares of Company Stock held in the treasury or in authorized but unissued shares of Company Stock.

          (b) The Plan is subject to the limitations of Code Section 401(m) which are incorporated herein by this reference. Accordingly, the actual contribution percentage of Matching Contributions and After-Tax Contributions for Highly Compensated Employees shall not exceed the greater of:

          (i) the actual contribution percentage of the nonhighly compensated employees multiplied by 1.25; or

          (ii) the lesser of (A) the actual contribution percentage of the nonhighly compensated employees for the preceding Plan Year plus two percentage points, or (B) the actual contribution percentage of the nonhighly compensated employees for the preceding Plan Year multiplied by 2.0;

subject to such other applicable limit as may be prescribed by the Secretary of the Treasury to prevent the multiple use of the limitation described in (ii) above. In order to ensure compliance with Code Section 401(m), any excess aggregate contributions, determined (i) after use of qualified matching contributions in the actual deferral percentage test, and use of qualified nonelective contributions and/or elective contributions as are helpful in the actual contribution percentage test, and (ii) by leveling the highest contribution ratios until the test is satisfied, shall be distributed if vested or forfeited if forfeitable, together with applicable income determined pursuant to applicable regulations, including gap period income after 1988, and any applicable matching contribution. Such distributions shall be made during the Plan Year following the year the excess aggregate contributions were made, and the amount shall be determined based on the respective portions attributable to each Highly Compensated Employee.

          Section 3.4. Suspension of Before-Tax Contributions.

          (a) On timely notice, a Participant may elect to suspend, effective reasonably soon after such notice is given (as determined by the Administrator), all of his Before-Tax Contributions to be made pursuant to Section 3.2. A Participant's Before-Tax Contributions shall be automatically suspended commencing with and continuing throughout any period during which he fails to qualify as an Employee and for a period of at least 12 months following the date such Participant receives a hardship withdrawal under Section 6.3 hereof. A Participant on an authorized leave of absence without pay fails to qualify as an Employee for purposes of this Section, but a Participant on a paid leave of absence or receiving severance pay from a Participating Employer shall be considered an Employee for purposes of this Section for as long as such payments continue.

          (b) A Participant whose Before-Tax Contributions are suspended may resume making Before-Tax Contributions on timely notice:

          (i) in the case of a voluntary suspension, as of any Entry Date following the effective date of his suspension;

          (ii) in the case of an automatic suspension due to failure to qualify as an Employee, as of any Entry Date coincident with or next following his resumption of Employee status; and

          (iii) the case of an automatic suspension due to a hardship withdrawal, as of any pay period following the expiration of the 12-month period following the date of such withdrawal.

          Section 3.5. Participants' After-Tax Contributions. Subject to the limitations imposed by Code Section 401(m) and Section 3.3 hereof, a Participant may make voluntary After-Tax Contributions to the Plan. Such voluntary After-Tax Contributions shall not exceed 5% of his Compensation while a Participant under the Plan. A Participant's After-Tax Contributions shall be made through such regular payroll deductions as he may authorize from time to time in writing on a form prescribed by the Administrator. Such deductions may either be in even dollar amounts at a rate not less than $3.00 per pay period or any whole percentage of the Participant's Compensation payable from time to time. A Participant may change his rate of contributions or suspend or revoke his authorization of payroll deductions in accordance with Section 3.4 hereof. Each Participating Employer, acting as agent of the Participants, shall, from time to time, but not less frequently than once each month, deliver to the Trustee all such amounts deducted from payroll.

          Section 3.6. Investment Election.

          (a) Investment of Future Contributions. Each Participant shall elect to have all contributions to be credited to his accounts hereunder invested in one or more of the Investment Funds in whole multiples of 1% of the amounts of such contributions. A Participant may change his election under this subsection as of any Valuation Date by making a new election in accordance with procedures established by the Administrator. However, a new election shall not have any effect on the investment of amounts previously contributed to the Participant's accounts. If a Participant fails to file a valid election under this Section, he shall be deemed to have elected to have 100% of contributions credited to his accounts invested in an Investment Fund that invests primarily in fixed income securities and which has been designated by the Investment Committee for such purpose.

          (b) Transfer of Existing Account Balances. A Participant may elect, in accordance with procedures established by the Administrator, to transfer the interests in his accounts among the Investment Funds as of any Valuation Date. Any such election shall specify that all or any portion (in whole multiples of 1% or in a specified dollar amount) of the Participant's interest in one or more Investment Funds shall be transferred to other Investment Funds.

          (c) Notwithstanding the foregoing, if it determines that any reallocation of funds into or out of the Company Stock Fund pursuant to subsection (b) might violate applicable securities laws or is for any other reason impracticable or contrary to the best interests of the Participants as a whole, the Administrator may, in its sole discretion, suspend or limit the right of any Participant to change investment elections under this Section and/or defer the execution of any such election.

          Section 3.7. Funding Policy The funding policy for the Plan is that the contributions shall be managed in a manner consistent with ERISA and the general objectives for the investment funds established hereunder and for the purpose of defraying the reasonable expenses of administering the Plan.

          Section 3.8. Limitation on Employer Contributions. Notwithstanding anything in this Article III to the contrary, no Participating Employer shall make a contribution for any Plan Year in excess of the maximum amount deductible for federal income tax purposes for such Plan Year.

          Section 3.9. Special Election Date. The Administrator shall establish a special election date for the purpose of implementing the Company Stock Fund at the time of, or as soon as practicable after, the public offering of Company Stock during the 1991 Plan Year. Notwithstanding any other provision of the
Plan:

          (a) The special election date shall be a "Valuation Date" for the purposes of Section 4.2;

          (b) each Participant shall be entitled to change his investment election under Section 3.6 as of the special election date; and

          (c) each Participant shall be entitled to change the rate of his Before-Tax Contributions and/or his After-Tax Contributions pursuant to Sections
3.2 and 3.5 effective for the first payroll period commencing on or after the special election date.

          Section 3.10. Limitation on Number of Shares of Company Stock. The amount of Company Stock which may be awarded under the Plan shall not exceed 2,000,000 shares.

                                  ARTICLE IV.
                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

          Section 4.1. Establishment of Accounts. The Trustee shall establish separate accounts in the name of each Participant for the Participant's allocated share of Profit Sharing Contributions and forfeitures, Before-Tax Contributions, Matching Contributions, and After-Tax Contributions, if any, and shall maintain separate account balances representing the Participant's interests in each Investment Fund. For any Participant who was a participant in the Prior Plan, his initial account balances shall be equal to the amounts transferred from the Prior Plan to this Plan on the Participant's behalf as of December 1, 1984, and such accounts shall be invested in accordance with the Participant's election under the Prior Plan unless or until changed pursuant to
Section 3.6 hereof.

          Section 4.2. Allocation of Income and Market Adjustment. Within a reasonable time after each Valuation Date, the Trustee shall determine as of each such date the net increase or decrease in value of the assets of each Investment Fund, since the preceding Valuation Date. This determination shall be made before the allocations provided for in Section 4.3 and 4.4. The Trustee shall then allocate to all Participant accounts invested in such Fund on the Valuation Date, their pro rata share of such net increase or decrease in the value of each such Fund, with appropriate adjustments to reflect the effect of contributions and withdrawals since the preceding Valuation Date.

          Section 4.3. Allocation of Employer Contributions.

          (a) Profit Sharing. As of each Plan Year end, the Trustee shall allocate the Profit Sharing Contribution for that Plan Year to the accounts of the Participants employed by a Participating Employer as of the last day of such Plan Year (including any Participant whose severance pay period extends through such day) and Participants who died or retired during such Plan Year; provided, however, that a Temporary Employee shall be entitled to share in such allocation only if such Employee completed 1,000 or more Hours of Service in such Plan Year. The portion of such contribution to be credited to the account of each Participant shall be a fraction determined as follows:

          (i) The numerator is the Participant's Compensation for that Plan Year.

          (ii) The denominator is the aggregate Compensation for all Participants eligible to share in contributions for that Plan Year.

          (b) Matching Contributions. As soon as practicable following receipt of the Matching Contributions, the Trustee shall allocate the Employer Matching Contribution for that month to the accounts of the Participants making Before-Tax Contributions during such month. The portion of such contribution to be credited to the account of each Participant shall be the amount determined for such Participant under Section 3.3.

          Section 4.4. Allocation of Forfeitures.

          (a) Forfeitures attributable to Matching Contributions shall be applied to reduce the amount of Matching Contributions otherwise payable under
Section 3.3. Forfeitures attributable to Profit Sharing Contributions shall be reallocated by the Trustee as of the end of the Plan Year. Such balances shall first be allocated to the accounts of former Participants entitled to reinstatement of prior Profit Sharing and Matching Contribution forfeitures under Section 5.4. The remaining forfeitures shall then be allocated in the same manner as Profit Sharing Contributions are allocated under Section 4.3(a).

          (b) If a distribution is made to a Participant when his account derived from Employer Profit Sharing or Matching Contributions is only partially vested and nonforfeitable and the Participant returns to employment before he has incurred a Period of Severance of more than 72 months' duration, a separate account shall be established for the Participant's reinstated forfeitures. At any relevant time the Participant's vested portion of the separate account shall not be less than an amount "X" determined by the formula: X = P(AB + (RxD)) -
(RxD), where P is the vested percentage at the relevant time; AB is the account balance at the relevant time; D is the amount of the distribution; and R is the ratio of the account balance at the relevant time to the account balance after distribution. If the Participant returns to employment before such account is forfeited, or if such account is forfeited and reinstated pursuant to Section 5.4, such separate account shall remain active until the earlier of (i) the Participant's completion of five years of Vesting Service or (ii) the date on which such Participant incurs a Period of Severance of more than 12 months' duration. Upon the completion of five years of Vesting Service, the separate account established hereunder shall be merged into the Participant's regular account established under Section 4.1.

          Section 4.5. Maximum Annual Additions.

          (a) Notwithstanding the other provisions of this Plan, annual additions to the account of any Participant for a Plan Year shall not exceed the lesser of:

          (i)       $30,000 as adjusted pursuant to Section 415(c)(1)(A) and
                    (d)(1) of the Internal Revenue Code ("Code");

          (ii) 25% of the Participant's total compensation (as defined in subsection (c) of Section 415 of the Code) from Employers for such Plan Year.

The term "annual additions" as used in this subsection shall mean the sum of the amounts of the Employer Profit Sharing and Matching Contributions and forfeitures allocated to the account of the Participant, for the Plan Year, plus the amount of the Participant's Before-Tax and After-Tax Contributions for the Plan Year.

          (b) If a Participant also participates in another qualified defined contribution plan maintained by an Employer, then the sum of his annual additions (as defined in subsection (c) of Section 415 of the Code) under this Plan and under such other plan shall not exceed the limitations described in subsection (a) of this Section. Further, if a Participant also participates in a defined benefit pension plan maintained by an Employer, the sum of (1) and (2) below may not exceed 1.0:

          (i) the sum of the projected annual benefit of the Participant under all defined benefit pension plans of the Employers determined as of the close of the Plan Year, divided by the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year, or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Internal Revenue Code with respect to such Participant for such year; and

          (ii) the sum of the annual additions to the Participant's Account under all defined contribution plans of the Employers as of the close of the Plan Year and for all prior Plan Years, divided by the sum of the lesser of (i) or (ii) for such year and for each prior year of service with the Employers (regardless of whether any such defined contribution plan was in existence during those years), where (i) is the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year (determined without regard to Section 415(c)(6) of the Code), and (ii) is the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code (or Section 415(c)(7) or (8) of such Code, if applicable) with respect to such individual under such plan for such year; provided, however, that the Committee may elect that the amount taken into account for each Participant for all years ending before January 1, 1983, under (i) and (ii) above shall be determined pursuant to the special transition rule provided in such Section 415(e)(6) of the Code.

          (c) In the event that either of the rules set forth in subsection (a) and (b) of this Section would otherwise be violated after all adjustments in accrued benefits provided for in any defined benefit plan maintained by an Employer, there shall be deducted from such Participant's account and returned to the Participant such portion of his own After-Tax Contributions made pursuant to Section 3.5 for the Plan Year together with the earnings thereon as shall be necessary to satisfy such requirement. If the requirements are still not satisfied then, there shall be deducted from the Participant's accounts such portion of his

Before-Tax Contributions and related Matching Contributions for the Plan Year as shall be necessary to eliminate the violation. Before-Tax Contributions deducted from a Participant's account shall be returned to the Participant, together with any income or gains allocable thereto. Matching Contributions deducted from Participant accounts shall be reallocated among the remaining Participants entitled to share in Matching Contributions as if such amounts constituted additional Matching Contributions; provided that if such reallocation to the accounts of other Participants is not possible as the result of the application of this Section, then the reallocable amounts shall be credited to a suspense account subject to the following conditions:

          (i) amounts in the suspense account shall be allocated at such time, including termination of the Plan or complete discontinuance of Employer contributions, as the foregoing limitations permit,

          (ii) any income produced by such suspense account shall be held in the suspense account,

          (iii) no further Employer contributions shall be permitted until the fore going limitations permit their allocation to Participants' accounts, and

          (iv) upon termination of the Plan any unallocable amounts in the suspense account shall revert to the Employers.

          (d) The Administrator shall have broad authority to coordinate with the plan administrator of other plans maintained by the Employers in relation to the limits imposed by this Section, and to implement reductions of allocations and reallocations necessary to maintain all of such plans in accordance with the requirements of applicable law.

          Section 4.6. Preparation of Annual Statements. To enable the Trustee to make the allocations provided for in this Article, the Administrator shall deliver to the Trustee as soon as practicable following the end of the Plan Year, a list of Participants eligible to share in Employer contributions and their Compensation for such Plan Year.

                                   ARTICLE V.

                     BENEFITS UPON TERMINATION OF EMPLOYMENT

          Section 5.1. Retirement. Any Participant may retire on or after reaching his Normal Retirement Date, and any Participant who has attained age 55 and completed at least five years of Vesting Service may retire early. If a Participant continues his employment past his Normal Retirement Date, his participation hereunder shall continue until his actual retirement. Upon actual retirement under this Section, the Participant shall become entitled to receive the entire amount credited to his accounts in accordance with Section 5.6. In no event shall distributions hereunder to a Participant who is a 5% owner within the meaning of Code Section 416 commence later than the April 1 following the calendar year in which the Participant attains age 70 1/2, even if the Participant is still employed by an Employer. In addition, the following rules shall also be applicable:

          (a) In no event shall payment of the accounts of a Participant who is not a 5% owner within the meaning of Code Section 416 and who attains age 70 1/2 prior to December 31, 1998, commence later than the April 1 following the calendar year in which the Participant attains age 70 1/2, even if the Participant is still employed by an Employer; provided, however, that a Participant who is not a 5% owner and who attains age 70 1/2 in 1997 or 1998 may elect, in accordance with Administrator rules, to defer distribution until the Participant's actual retirement.

          (b) In no event shall payment of the accounts of a Participant who is not a 5% owner within the meaning of Code Section 416 and who attains age 70 1/2 after December 31, 1998, commence later than the April 1 following the calendar year in which occurs the later of the Participant's attainment of age 70 1/2 or the Participant's retirement.

          Section 5.2. Death.

          (a) Each Participant shall have the right to designate, in writing, primary and contingent beneficiaries. Upon a Participant's death, whether during the period of active employment with an Employer or after commencement of payment of benefits, the entire amount credited to his accounts shall become payable in accordance with Section 5.6 to any surviving beneficiary designated by the Participant or, if none, then such amount shall be paid to the personal representative of the Participant's estate.

          (b) A Participant may designate any person, trust and/or other entity as his primary or contingent beneficiary. Any such designation shall be in writing and filed with the Administrator on the form and in the manner prescribed by the Administrator, and may be revoked or changed at any time by the Participant. Notwithstanding the foregoing, in the event that the Participant has a spouse at the time of his death, such spouse shall be the Participant's beneficiary unless (i) such spouse has consented in writing to the Participant's designation of a different beneficiary, (ii) such consent acknowledges the effect of such election and is witnessed by a plan representative appointed by the Administrator or by a notary public, and (iii) the Participant is survived by a beneficiary designated as such as described above. In the event the Participant is not married at the time of his death and is not survived by a properly designated beneficiary, the Participant's estate shall be the beneficiary.

          Section 5.3. Disability. If a Participant becomes totally and permanently disabled for mental or physical reasons, as determined by the Administrator in accordance with uniform rules consistently applied to all Participants in like circumstances, he shall be eligible for immediate retirement and the entire amount credited to his accounts shall become payable to him in accordance with Section 5.6.

          Section 5.4. Other Termination of Employment.

          (a) Any Participant whose employment with the Employers (including any related employer described in Section 2.4) is terminated by reason other than retirement, death or disability shall be entitled to all sums credited to his Before-Tax Contributions and After-Tax Contributions accounts and a percentage of his Profit Sharing and Matching Contributions accounts determined under the following table:

          Years of Vesting Service                   Percentage of
               at the Date of                       Account Balance
                Termination                  Representing Vested Interest
                -----------                  ----------------------------

                Less than 3                               0%
                     3                               33-1/3%
                     4                               66-2/3%
                     5                                  100%

          (b) The non-vested portion of the Participant's account balances derived from Employer Profit Sharing and Matching Contributions shall remain in the Participant's account and shall continue to share in allocations of investment earnings and losses under Section 4.2 hereof until the first to occur of (i) the distribution of the Participant's entire vested interest under the Plan or (ii) the Participant's incurrence of a Period of Severance of at least 72 consecutive months in duration, whereupon it shall be forfeited and reallocated as provided in Section 4.4; provided, however, that if such a Participant is reemployed before incurring a Period of Severance of at least 72 consecutive months in duration, any amount forfeited hereunder shall be reinstated to the account of such Participant, out of forfeitures of other Participants during the Plan Year in which such Participant is reemployed or, if such forfeitures are not sufficient for that purpose, by means of an additional Employer contribution. For purposes of the preceding sentence, a Participant who has no vested interest under the Plan on his Severance Date shall be deemed to have received a distribution of his entire vested interest under the Plan on that Date.

          Section 5.5. Valuation of Accounts and Final Share of Employer Contributions. Benefits due a Participant by reason of his retirement, disability, death or other termination of employment shall be valued as of the Valuation Date next preceding distribution thereof. Participants otherwise entitled to receive a share of contributions and forfeitures under

Sections 4.3 and 4.4 shall receive such shares for the Plan Year of their termination of employment.

          Section 5.6. Distribution of Benefits.

          (a) Any amounts payable under this Article shall be paid in the form of a lump sum payment, except that a Participant who has attained age 55 may elect to receive distribution in the form of installment payments. Installment payments shall be made over a period determined by the Participant, provided that such period shall not exceed the life expectancy of the Participant at the time the benefits commence to be paid or the joint and last survivor expectancy of the Participant and a designated beneficiary. For purposes of determining the amount of each installment, the life expectancy of the Participant and a beneficiary who is his spouse may be recalculated annually. If the Participant's spouse is not the designated beneficiary, the method of distribution must be such that at least 50% of the present value of the amount to be distributed will be distributed within the life expectancy of the Participant.

          (b) Unless the Participant or beneficiary consents in writing to otherwise receive payment of benefits, all benefits payable under this Plan shall commence to be paid not later than the sixtieth day after the later of the close of the Plan Year in which:

                    (i)       The Participant attains his Normal Retirement
                              Date.

                    (ii)      The Participant actually retires.

          (c) In the case of distributions made after the Participant's death:

                    (i) If distribution had commenced prior to the Participant's death under subsection (a)(ii) of this Section, the remaining portion shall be distributed to the beneficiary entitled thereto at least as rapidly as under the method being used as of the date of his death; and

                    (ii) If distributions had not been commenced prior to the Participant's death, distribution shall be completed within five years of the Participant's death, unless the beneficiary is the Participant's surviving spouse. If the beneficiary is the surviving spouse, distribution to the surviving spouse will begin at such time as the spouse elects, but not later than the April 1 following the calendar year the Participant would have reached age 70 1/2. If a Participant's death occurs after reaching age 55, a surviving spouse may elect payments in the form of installment payments over a period not exceeding the spouse's lifetime (which may be recalculated annually) instead of a lump sum.

          (d) No distribution (other than distribution of death benefits) shall be made after January 1, 1985 and prior to the Participant's 65th birthday unless either (i) the Participant's vested interest under the Plan is $5,000 or less, or (ii) the Participant consents in writing to such distribution.

          (e) The provisions of the Plan are intended to comply with Code
Section 401(a)(9) which prescribes certain rules regarding minimum distributions and requires that death benefits be incidental to retirement benefits. All distributions under the Plan shall be made in conformance with Code Section 401(a)(9) and the regulations thereunder, which are incorporated herein by this reference. The provisions of the Plan governing distributions are intended to apply in lieu of any default provisions prescribed in regulations; provided, however, that Code Section 401(a)(9) and the regulations thereunder override any Plan provisions inconsistent with such Code Section and regulations.

          Section 5.7. Transfer of Benefits to Eligible Retirement Plan. Notwithstanding any other Plan provision, to the extent necessary to satisfy Code Section 401(a)(31), if the distributee of any eligible rollover distribution (as defined in Code Section 401(a)(31)(C)) from the Plan:

          (a) elects to have such distribution paid directly to an eligible retirement plan, as defined in Code Section 401(a)(31)(D), and

          (b) specifies the eligible retirement plan to which such distribution is to be paid (in such form and at such time as the Administrator may prescribe),

such distribution shall be made in the form of a direct trustee-to-trustee transfer to the eligible retirement plan to specified.

          Section 5.8. Distributions of Company Stock Fund Account Balance in Kind. At the election of the recipient of the distribution, any portion of a Participant's accounts invested in the Company Stock Fund immediately prior to distribution upon termination of employment under this Article V (but not including withdrawals made pursuant to Article VI) may be distributed in whole shares of Company Stock (with cash distributed in lieu of fractional shares) as part of a lump sum distribution hereunder. Distribution in kind is not authorized from any other investment accounts and is not available for installment payments. If distribution in kind from the Company Stock Fund is elected, the valuation of the distributable interest from the Company Stock Fund shall be determined at the time the transfer agent for the Company Stock is notified of the pending transfer of shares.

                                  ARTICLE VI.
                              WITHDRAWALS AND LOANS


          Section 6.1. Withdrawal of Participants' Contributions. Once during any 2-year period without good cause and at any time with good cause, a Participant may withdraw from the trust fund, pursuant to written request to the Administrator submitted on a form prescribed by the Administrator, any portion of the balance of his Participant's After-Tax Contributions account. Good cause shall be determined by the Administrator, in his sole discretion, and shall include cases of financial emergency (such as serious illness in the Participant's immediate family) or financial hardship (such as educational needs or the purchase for home). The amount requested shall be paid to the Participant within 30 days after his request is received, or respecting withdrawals subsequent to the first withdrawal in any 2-year period, within 30 days after the Administrator grants his request.

          Section 6.2. Withdrawal of Employer Profit Sharing Contributions.

          (a) A Participant may, without demonstrating serious financial need, elect to make a withdrawal from the Participant's vested interest in the balance of his or her Profit Sharing Contributions account. Such withdrawals may be made no more frequently than once every ten years of employment with the Employers and are subject to the limitations set forth below in this paragraph. A Participant may, upon demonstrating serious financial need (as determined by the Administrator), elect to make a withdrawal from the Participant's vested interest in the balance of his or her Profit Sharing Contributions Account, subject to the limitations set forth below in this paragraph. Up to 75% of the Participant's vested interest in the balance of his or her Profit Sharing Contributions account, excluding for any Participant with less than five years of Vesting Service whose withdrawal is not on account of a serious financial need, contributions credited to the Participant's account within the 24 months next preceding the withdrawal. An election to withdraw shall be submitted to the Administrator in such form and at such time as the Administrator may require. If a Participant withdraws an amount hereunder other than on account of a serious financial need, the Participant shall not be eligible to share in the allocation of the Profit Sharing contribution under Section 4.3(a) for one year from the date of such withdrawal.

          (b) The amount requested shall be paid to the Participant within 30 days after his request is received by the Administrator, or, respecting withdrawals on account of a serious financial need, within 30 days after the Administrator determines that the need exists.

          Section 6.3. Withdrawals for Hardship.

          (a) Upon a showing that an immediate and heavy financial need exists that cannot be met from other resources that are reasonably available to the Participant, a Participant shall be permitted to make a withdrawal of an amount not exceeding the lesser of (i) the amount needed to satisfy such need, including any amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal, or (ii) the sum of 100% of the vested balance of his Before-Tax Contributions, less the net earnings credited to such balance on or after January 1, 1989, and the balance of his Matching

Contribution accounts. Withdrawals pursuant to this section for any foreseeable reason shall be limited to one in any Plan Year, except that more frequent withdrawals shall be permitted for the reason described in subsection (b)(iii). The amount of taxes reasonably anticipated to result from any withdrawal shall be determined by rules established by the Administrator, in its sole discretion.

          (b) For purposes of this section, "an immediate and heavy financial need" shall be deemed to exist if the total amount thereof is not less than $1,000 and the need exists by reason of:

                    (i)       Expenses for medical care described in Code
                              Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Code
                              Section 152) or necessary for any such person to obtain such medical care;

                    (ii) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                    (iii) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children, or dependents (as defined in Code
                              Section 152);

                    (iv) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on that residence; or

                    (v) Other events provided for in revenue rulings, notices or other documents of general applicability published by the Commissioner of Internal Revenue.

          (c) A withdrawal under this Section shall be permitted only if the Participant has first exercised all of his rights to borrow or make a withdrawal under this Plan or any other Employer plan. In addition, (i) the Before-Tax and After-Tax Contributions of any Participant who makes a withdrawal under this section shall be automatically suspended for a period of 12 months following such withdrawal, and (ii) the amount which such a Participant may contribute as Before-Tax Contributions for the Plan Year following such withdrawal shall not exceed the amount described in the last sentence of Section 3.2(a) hereof, reduced by the amount of such Participant's actual Before-Tax Contributions for the Plan Year in which the withdrawal occurred.

          Section 6.4. Loans to Participants.

          (a) Upon written application, any Participant who has incurred an immediate and heavy financial need (as defined in Section 6.3, or determined by the Administrator, on a uniform and nondiscriminatory basis, to be of character that is similar to the needs described in 6.3(b) (i) - (v) above) may elect to borrow from his Before-Tax Contributions account and/or the vested portion of his Matching Contributions account. After January 1, 1990, a Participant may elect to borrow from such accounts without first exercising any withdrawal rights that may be available to him under the Plan. The amount of any loan hereunder shall not be less than $1,000, nor more than $50,000 reduced by the highest aggregate balance of loans outstanding during the twelve month period ending on the date the loan is made. The aggregate principal amount of all loans outstanding on the date a loan is made shall not exceed the amount or portion of the Participant's total vested account balances (including his After-Tax Contributions and Profit Sharing Contributions account balances) determined from the following table:

               Amount of Total Vested
                  Account Balances                 Maximum Loan
                  ----------------                 ------------

                 At least $2,000 but           50% of such balances
                 less than $100,000

                  $100,000 or more                   $50,000

          (b) All loans shall be considered investments of the borrowing Participant's account, and, in accordance with Department of Labor Regulation ss. 2550.408b-1, interest shall be charged thereon at a rate that is commensurate with interest rates charged on similar commercial loans, as determined by the Administrator from time to time. Every loan applicant shall receive a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and annual interest rate of the finance charge. Any such loan or loans shall be repaid by the Participant by means of payroll deduction. No loan shall be for a period of more than five years except that loans made for the purchase of a dwelling unit which, within a reasonable time, is to be used as the principal residence of the Participant may be for a period of up to ten years. Except in the case of a Participant who is a "party in interest" with respect to the Plan (within the meaning of ERISA ss. 3(14)), a Participant must be actively employed on the date a loan is made. Fees and charges incurred for the processing of a loan under this Section may be charged to the Participant's account.

          (c) Amounts loaned to a Participant pursuant to this Section shall not share in allocations of investment fund earnings under Section 6.2, but shall be treated as a segregated account for the sole benefit of the Participant, which account shall serve as security for the loan repayment. In the event that the Participant does not repay the loan in accordance with the terms and conditions thereof, or fails to cure any default within a reasonable time after receiving notice thereof, the Administrator may direct that the Participant's segregated loan account shall be charged for the total amount of the loan or any part thereof (including accrued interest) with such amount being treated as a distribution of that portion of the

Participant's accounts; provided that such direction shall not occur at a time or in a manner when such a distribution would violate applicable provisions of the Code or ERISA.

          (d) Notwithstanding Sections 6.2 and 6.3 hereof, a Participant shall not be entitled to make any withdrawal hereunder to the extent such withdrawal requires distribution of account balances then outstanding in the form of loans. However, following a Participant's Severance Date, the notes evidencing outstanding loans may be distributed to the Participant or his Beneficiary in full satisfaction of any remaining indebtedness to the Plan.

          (e) The Administrator may impose such rules, requirements or restrictions relating to loans under this Section as it shall determine to be necessary or appropriate, including, without limitation, requirements as to the execution of loan documents and/or payroll deduction authorizations, the assessment of application and processing fees against the borrower's account, and the investment of loan payments pending any subsequent election by the Participant under Section 3.6. The loan program provided for in this Section shall be administered by the Administrator in accordance with Section 408(b)(1) of ERISA.

          Section 6.5. Temporary Suspension of Plan Activity. Effective on or about February 1, 1993, the record-keeping system for accounting for the interests of Participants in the Plan will be converted to a system that permits daily valuations of accounts. For the period of approximately two months following February 1, 1993, the Participants' rights to receive distributions, withdrawals and loans shall be temporarily suspended for such period of time as the Administrator determines is necessary to complete the conversion process.

                                  ARTICLE VII.
                                 ADMINISTRATION

          Section 7.1. Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration.

          (a) The Board, Administrator and Trustee shall be "Named Fiduciaries" within the meaning of Section 402(a)(2) of ERISA. The Named Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan and trust. In general, the Board shall have the sole authority to appoint and remove the Trustee, the Administrator, and any Investment Manager and to amend or terminate the Plan in whole or in part. The Administrator shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan. The Trustee shall have the sole responsibility for the administration of the assets in the trust fund and the management of the assets therein. Each Named Fiduciary may rely upon any direction, information or action of any other Named Fiduciary as being proper, and is not required to inquire into the propriety of any such direction, information or action. It is intended under this Plan that each Named Fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under this Plan and shall not be responsible for any act or failure to act of another Named Fiduciary. An individual may serve in more than one fiduciary capacity under the Plan. Notwithstanding the foregoing, the Board may, in its discretion, delegate its appointive authority under this Section to a duly constituted committee of the Board or to an elected officer of the Company.

          (b) The Board shall adopt appropriate procedures for monitoring the performance of the Trustee and/or Investment Manager having responsibility for the investment of Plan assets.

          Section 7.2. Appointment of Administrator. The Plan shall be administered by an Administrator who shall be appointed by and serve at the pleasure of the President of the Company. The administrator may be an individual, a committee or any other entity.

          Section 7.3. Authority of Administrator. The Administrator shall have such authority as may be necessary to discharge his duties hereunder, including, but not by way of limitation, the following:

          (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

          (b) to prescribe procedures to be followed by Participants or beneficiaries in filing applications for benefits and in filing elections under the Plan;

          (c) to prepare and distribute, as necessary or desirable, information explaining the Plan;

          (d) to receive from the Employer and from Participants information as shall be necessary for the proper administration of the Plan;

          (e) to furnish each Employer, the Company and/or Trustee upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

          (f) to receive and review the periodic valuation of the Plan made by the actuary;

          (g) to adopt and prescribe the use of necessary forms and prepare and file reports, notices, and any other documents relating to the Plan which may be required by law;

          (h) to receive, review and keep on file reports of the financial condition, and of the receipts and disbursements, of the trust fund from the Trustee;

          (i) to review claims of Participants and beneficiaries in accordance with the provisions of Section 7.8 below.

All findings of fact, determinations, constructions, interpretations and decisions of the Administrator shall be conclusive and binding on all parties, unless arbitrary and capricious.

          Section 7.4. Use of Professional Services. The Administrator may obtain the services of such attorneys, actuaries, accountants and other persons, as may be necessary or appropriate in carrying out his duties hereunder, any of whom may be persons who also render services to the Company.

          Section 7.5. Fees and Expenses. The Administrator shall be reimbursed for all reasonable expenses incurred in its capacity as Administrator. Where the Administrator utilizes services as provided under Section 7.4, it shall review and approve fees and other costs for such services. Such fees and costs and any other expenses incurred or authorized by the Administrator shall be paid from the Trust Fund, unless the Company pays them.

          Section 7.6. Delegation of Duties and Responsibilities. The Administrator may delegate to such other persons as it deems appropriate any duties or responsibilities, subject to the Administrator's direction and supervision, and with the express condition that the Administrator retains full and exclusive authority over and responsibility for any activities of such other person or persons. If the Administrator is a committee, it may allocate its responsibilities among its members in such manner as it deems appropriate.

          Section 7.7. Records. The Company shall have custody of and shall maintain (i) the governing documents for the Plan, (ii) copies of any and all reports filed on behalf of the Plan with any government agent, (iii) copies of any correspondence or other written communications with any Participant under the Plan, and (iv) any other records required by law or deemed appropriate to be maintained by the Administrator.

          Section 7.8. Claims Procedure.

          (a) Any claim relating to benefits under the Plan shall be filed with the Administrator on a form prescribed by or acceptable to the Administrator. Any such claim shall be considered by the Administration or its designated representative. If a claim is denied in whole or in part, the Administrator or its designated representative shall give the claimant written notice of such denial within ninety (90) days after the filing of such claim, which notice shall specifically set forth: (i) the reasons for the denial; (ii) the pertinent Plan provisions on which the denial was based; (iii) any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is needed; and (iv) an explanation of the Plan's procedure for review of the denial of the claim. In the event that the claim is not granted and notice of denial of a claim is not furnished by the ninetieth (90th) day after such claim was filed, the claim shall be deemed to have been denied on that day for the purpose of permitting the claimant to request review of the claim.

          (b) Any person whose claim filed pursuant to subsection (a) has been denied in whole or in part by the Administrator may request review of the claim by the Administrator by filing a written request with the Administrator, no later than sixty (60) days after the denial of the claim pursuant to subsection
(a). In order that the Administrator may expeditiously decide such appeal, the written notice of appeal should contain (i) a statement of the ground(s) for the appeal, (ii) a specific reference to the Plan provisions on which the appeal is based, (iii) a statement of the argument(s) and authority (if any) supporting each ground for appeal, and (iv) any other pertinent documents or comments which the claimant desires to submit in support of his appeal. The Administrator shall render a written decision on the claim containing the specific reasons for the decision including a reference to the applicable provisions of the Plan within sixty (60) days after receipt of the request for review. A copy of the decision on appeal shall be mailed promptly to the claimant.

          Section 7.9. Rules and Decisions. The Administrator may adopt such rules as he deems necessary or desirable. All rules of the Administrator shall be uniformly and consistently applied. When making a determination or calculation the Administrator shall be entitled to rely upon information furnished by a Participant or beneficiary, any Employer, an actuary, the Trustee, or any of them, and/or legal counsel.

          Section 7.10. Fiduciary Insurance and Indemnification. The Company shall maintain and keep in force such insurance as the party securing such insurance shall determine to insure and protect the Employer's directors, officers, employees and any appropriately authorized delegates or appointees of them (other than persons who are independent of the Company as to whom the party securing such insurance retains the right at its election, to insure, but shall not be obligated to do so) against any and all claims, damages, liability, loss, cost or expenses (including attorneys' fees) arising out of or resulting from (including failure to act with respect to) any responsibility, duty, function or activity of any such person in relation to the Plan, including without limitation, the Administrator and directors, officers and employees of the Employers performing responsibilities, duties, functions and/or actions at the direction or under the authority of any of the foregoing.

          In lieu of or as a supplement to the insurance referred to in the foregoing sentence, the Company shall indemnify and hold harmless the Employers' directors, officers, and employees against any and all claims, damages, liability, loss, cost or expense (including attorneys' fees) arising out of or resulting from any act or failure to act with respect to any responsibility, duty, function or activity of any such person in relation to the Plan. Such indemnification shall extend, without limitation, to the Administrator, the Trustee(s) (if they are employees of an Employer), and directors, officers and employees of the Employers performing responsibilities, duties, functions or actions at the direction or under the authority of any of the foregoing. Such indemnification shall be subject to the conditions and limitations provided in the Company's by-laws with respect to the indemnification of officers (whether or not the individual to be indemnified hereunder is, in fact, an officer); provided that the indemnification for an individual who is a director (but not an officer) of an Employer shall be subject to the conditions and limitations provided in the Company's by-laws with respect to the indemnification of directors. This indemnification shall cover acts performed by former Employees, as long as the activity of any such person in relation to the Plan was undertaken at a time while he was in the employ of an Employer.

          Section 7.11. Agent for Service of Process. The Administrator is hereby designated as the agent for service of legal process with respect to all matters pertaining to this Plan.

          Section 7.12. Allocation of Duties to Trustee. The Administrator may delegate in writing all or any part of his responsibilities under this document to the Trustee and in the same manner, revoke any such delegation of responsibility. Any action of the Trustee in the exercise of such delegated responsibilities shall have the same force and effect for all purposes as if such action had been taken by the Administrator. The Trustee shall have the right, in its sole discretion, by written instrument delivered to the Administrator, to reject and to refuse to exercise any such delegated authority.

          Section 7.13. Liability for Breach by Co-Fiduciary. The Administrator shall not be liable or responsible for the acts of commission or omission of another fiduciary unless (a) the Administrator knowingly participated or knowingly attempted to conceal the act or omission of another fiduciary and he knew the act or omission was a breach of fiduciary responsibility by the other fiduciary; or (b) the Administrator has knowledge of a breach by the other fiduciary and shall not make reasonable efforts to remedy the breach; or (c) the Administrator's breach of his own responsibility permitted the other fiduciary to commit a breach.

          Section 7.14. Communications. All requests, appeals, elections and other communications to the Administrator shall be in writing and shall be made by transmitting the same via U. S. Mail, certified, return receipt requested, addressed as follows:

                    MGIC Investment Corporation
                    250 East Kilbourn Avenue
                    Milwaukee, Wisconsin  53201
                    Attn:  Plan Administrator

                                 ARTICLE VIII.
                      TRUSTEE AND INVESTMENT OF TRUST FUND

          Section 8.1. Trust Fund.

          (a) The amounts contributed hereunder as provided in Sections 3.1 and 3.2, together with any income on trust investments or other trust income or receipts, and all other property or money from time to time held hereunder by the Trustee shall constitute the trust fund, which shall be invested and reinvested by the Trustee as hereinafter provided.

          (b) The trust fund shall consist of the Company Stock Fund and such other Investment Funds as may be established and maintained from time to time pursuant to Section 8.9. The assets of each Investment Fund, except such amounts as are needed to meet current payments and expenses under the Plan, shall be invested and reinvested without distinction between principal and income in any property, real, personal or mixed, appropriate for such fund, including, as appropriate, but not limited to common stocks, preferred stocks, bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, mutual funds, common trust funds, and individual or group insurance or annuity or deposit administration contracts, and options to purchase or sell any of the foregoing at a future date. The Trustee may hold all or any part of the trust fund in cash and shall not be liable for interest on moneys so held.

          Section 8.2. Trustee's Powers.

          (a) The Trustee, subject to the trust herein created, shall be the complete and absolute owner of the money, property and other assets held in the trust fund, and of each and every incident of ownership thereof. The Trustee shall have the power to sell or assign any such assets; to receive all shares of surplus derived from insurance policies and all income and capital gains on any such assets; to borrow money thereon and to hypothecate the same to secure any loan; to repay any loan; to surrender any insurance policy for cash, or to receive a paid-up insurance policy therefor; to receive payments of any kind which may be made on any assets held in trust; so far as may be permitted by law, to change the persons named in any insurance policy to receive the proceeds thereof; to designate any mode of settlement of the proceeds that any insurance company or insurance carrier may allow; to sell options to purchase any asset held in trust; to convert assets from one form to another and, without limitation of any of the foregoing, to exercise any and all of the rights, options or privileges which belong to the absolute owner of such assets or which are granted by the terms of any such assets or by the terms of this agreement. The Trustee may use the proceeds of any sale, assignment, loan or surrender, and any and all shares of surplus derived from contracts, and all income and capital gains and other payments of any kind received in respect of any asset held in the trust fund for any purpose not inconsistent with the provisions of this agreement.

          (b) The Trustee may consult or employ agents, attorneys, accountants, actuaries, and other assistants, as deemed necessary or proper by the Trustee for the efficient administration of this Plan, and such persons so consulted or employed by the Trustee may be those consulted or employed by the Company. All expenses, fees, and other charges and costs incurred by the Trustee in employing such agents, attorneys, accountants, actuaries and other assistants shall be paid out of the trust fund by the Trustees, and if not so paid, shall be paid by the Company.

          Section 8.3. Exemption from Liability.

          (a) The Trustee shall be under no duty to examine the records of the Employers to determine whether any certification has been or should have been made, or the correctness of any certification which shall have been received by the Trustee; or whether any contribution to the trust has been voted by the Board of Directors of the Company or any Employer, nor shall they have any duty or responsibility to collect any sum so voted, their responsibility being expressly limited to certifications, requests or other communications actually received by them, and the administration in the trust fund of contributions actually received by them.

          (b) The Trustee shall be fully protected in relying upon any certification of the Employers and in acting upon any written notice, certification or other document or writing believed by them to be genuine and to have been signed and delivered by the proper person or persons. The Trustee shall be under no duty to make any investigation or inquiry as to statements contained in any such notice, certification or other document in writing, and may accept the same as conclusive, but in its sole and absolute discretion, the Trustee may require such further or additional evidence as to them may seem reasonable.

          (c) The Trustee shall not be liable for the acts or omissions of any attorney, agent or assistant of the Trustee employed by the Trustee in pursuance of this agreement, if such attorney, agent or assistant shall have been selected with reasonable care; nor shall the Trustee be liable for any action or failure to act or for anything whatever in connection with this agreement or the administration of the trust, except for its own negligence, willful misconduct or lack of good faith.

          Section 8.4. Accounting. The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person or persons designated by the Company. Within 60 days following each December 31, or following the close of such other annual period as may be agreed upon between the Trustee and the Company, and within 60 days after the removal or resignation of the Trustee as provided for herein, the Trustee shall file with the Company a written report setting forth all investments, receipts and disbursements, and other transactions effected by it during the period ending as of such December 31 or other annual period or to the date of such removal or resignation, as the case may be, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales, and showing all cash, securities and other property held at the end of such period and such other matters as may be agreed upon by the Company and the Trustee. In the absence of error, neither the Company nor any other person shall have the right to demand or be entitled to any further or different accounting by the Trustee.

          Section 8.5. Reliance by Third Parties. No person, other than the Employers, a Participant and his beneficiaries, dealing with the Trustee, shall be required to take cognizance of the provisions hereof, or be required to make inquiry as to the authority of the Trustee to do any act which the Trustee may do hereunder; and any such person shall be entitled conclusively to assume that the Trustee is properly authorized to do any act which it may do hereunder. Any such person may conclusively assume that the Trustee has full power and authority to receive and receipt for any money or property becoming due and payable to the Trustee, and no such person shall be bound to inquire as to the disposition or application of any money or property paid to the Trustee or paid in accordance with the written directions of the Trustee.

          Section 8.6. Designation, Removal and Successor Trustee. The Trustee may be removed by the Company at any time, with or without cause, upon 30 days' notice in writing to the Trustee. The Trustee may resign at any time upon 30 days' notice in writing to the Company. In the event of any such removal or of the death, resignation, or inability or refusal to act of a Trustee, the Company shall appoint a successor Trustee who may be (i) one or more individuals, (ii) a corporation empowered to act as a Trustee hereunder, or (iii) a combination of
(i) and (ii) as co-trustees. The removal or appointment of any Trustee hereunder shall be by action of the Board and shall be evidenced by a certificate of the Secretary of the Company, setting forth the action of the Board, which certificate shall be filed with the Trustee who shall attach the same to the original of this agreement in the hands of the Trustee. Any such successor shall execute a writing, filed with the Company, accepting a trusteeship hereunder. Thereupon, the former Trustee shall assign, transfer and pay over to such successor trustee or co-trustees the funds and property then constituting the trust fund.

          Section 8.7. Voting Rights to Company Stock. At the time of the mailing to stockholders of the notice of any stockholders' meeting of the Company, the Company, in conjunction with the Trustee, shall use its reasonable best efforts to cause to be delivered to each Participant with an interest in the Company Stock Fund such notices and informational statements as are furnished to the Company's stockholders in respect of the exercise of voting rights, together with forms by which the Participant may confidentially instruct the Trustee, or revoke such instruction, with respect to the voting of shares of Company Stock allocated to his account. Upon timely receipt of directions, the Trustee shall vote or not vote shares of Company Stock allocated to a Participant's Account on each matter as directed by the Participant. The Trustee shall vote or not vote Company Stock with respect to which the Participant has not directed (or not timely directed) the Trustee as to the manner in which such Company Stock is to be voted, in the same proportion as those shares of Company Stock for which the Trustee has received proper direction on such matter. All such voting rights instructions and directions received by the Trustee from a Participant shall be held in confidence by the Trustee and shall not be divulged or released to any person, including directors, officers and employees of the Company.

          Section 8.8. Tender Offers for Company Stock. Notwithstanding any other provisions of the Plan, if there is a tender or exchange offer for, or a request or invitation for tenders of, shares of Company Stock held by the Trustee, the Administrator (i) shall furnish to the Trustee, who shall then furnish to each Participant, prompt notice of any such tender or exchange offer for such shares of Company Stock and (ii) the Trustee shall request from each Participant instructions as to the tendering of shares of Company Stock allocated to the Participant's Account. The Trustee shall tender only such shares of Company Stock for which the Trustee has received (within the time specified in the notification) tender instructions. The Trustee shall not tender all other shares of the Company Stock. Cash proceeds from the sale of the Company Stock pursuant to such offer shall be temporarily invested in the Investment Fund that invests primarily in fixed income securities that has been designated by the Investment Committee pursuant to Section 3.06(a), pending further instructions from the Participant under Section 3.06(b). All tender instructions received by the Trustee from a Participant shall be held in confidence by the Trustee and shall not be divulged or released to any person, including directors, officers and employees of the Company or any person making the offer.

          Section 8.9. Responsibility and Authority of the Investment Committee. The duties and authority of the Investment Committee shall be as follows:

          (a) to direct the establishment of Investment Funds and determine the investment characteristics and general investment guidelines for such Investment Funds, and to add to or change the number and nature of the Investment Funds from time to time;

          (b) in its discretion to appoint one or more Investment Managers to direct the investment and reinvestment of all or any portion of the assets held by the Trustee, and/or to direct that the assets or any Investment Fund be invested in one or more insurance contracts, mutual funds or similar collective investment vehicles;

          (c) to periodically review the performance of the Trustee and any Investment Manager in the investment and reinvestment of the assets accumulated under the Plan, and report to the Board with respect to such performance at least annually; and

          (d) to designate an Investment Fund, as provided in Section 3.06(a), for the investment of account balances for which no valid Participant instructions have been received.

                                  ARTICLE IX.
                        RIGHT TO AMEND OR TERMINATE PLAN

          Section 9.1. Amendment. The Company, by action of the Board, shall have the right at any time to amend this agreement in any manner, including amendments it deems necessary or advisable in order to qualify this Plan and trust as tax exempt under the provisions of the Code, and any such amendment may by its terms be retroactive. However, no amendment shall authorize or permit any part of the trust fund, other than such part as is required to pay taxes and administration expenses, to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries. No amendment shall decrease a Participant's accrued benefit or vested percentage or eliminate an optional form of distribution for a previously accrued benefit. No amendment which affects the rights, duties or responsibilities of the Trustee may be executed without the Trustee's written consent. Further, the Plan provisions relating to the amount, price and timing of awards of Company Stock shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder in accordance with Rule 16b-3(c)(2) under the Securities Exchange Act of 1934.

          Section 9.2. Termination by the Company.

          (a) The Company expressly reserves the sole and absolute right to terminate the Plan and trust hereby created at any time. Any other Participating Employer may withdraw from the Plan at any time. Such termination or withdrawal shall become effective upon filing with the Trustee a duly certified resolution of the Board or of the board of directors of the withdrawing Participating Employer authorizing such termination or withdrawal, and no further contributions, excepting only the administrative costs of the Trustee in liquidating the trust, shall be made by such Participating Employer.

          (b) Upon or after the effective date of such termination or the effective date of the withdrawal of any Participating Employer, or upon permanent discontinuance of any Participating Employer's contributions into the Plan, all amounts credited to the accounts of Participants affected thereby shall be fully vested and nonforfeitable. The trust fund shall be valued as of the date of termination or withdrawal and net earnings (or loss) and uncredited forfeitures shall be allocated in a manner hereinabove provided under the Plan. The accounts of affected Participants may either be held in the Trust for distribution at the time and in the manner specified by the Plan or, at the direction of the Board, may be distributed to such Participants as soon as practicable after the termination or withdrawal.

          Section 9.3. Exclusive Benefit.

          (a) Neither the Company, the Board, the Trustee, the Administrator, nor any other person shall have the power to modify, suspend or terminate this Plan in such manner as will cause or permit any part of the trust fund to be diverted to purposes other than for the exclusive purposes of providing benefits to Participants, former Participants, or beneficiaries and of defraying reasonable expenses of administering the Plan, or to cause or permit any portion of such funds to revert to or become the property of any Employer.

          (b) Notwithstanding the foregoing, in the event that the Internal Revenue Service denies a deduction for any Employer contributions hereto, or if the Administrator determines that a contribution has been made as the result of a good faith mistake of fact, then any nondeductible Employer contributions or any other contribution made as the result of a mistake of fact shall, upon the written direction of the Administrator, be refunded to the Employer or Participant, as applicable, in accordance with applicable provisions of ERISA and the Code.

          Section 9.4. Partial Termination. In the event of the partial termination of the Plan, accounts of the Participants affected thereby shall be fully vested and nonforfeitable to the extent of such partial termination.



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

                                   ARTICLE X.
                               GENERAL PROVISIONS

          Section 10.1. Non-Alienation of Benefits. Benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary including any liability which is for alimony or other payment for the support of a spouse or former spouse, or any relative of a Participant prior to actually being received by the person entitled to the benefit under the terms of the Plan. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable shall be void. Neither the trust fund nor the Trustee shall in any manner be liable for or be subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits. If the terms of this Section are contrary to the law governing in a particular circumstance, then, as to that circumstance, any payment shall be exempt to the maximum extent permitted by law. Notwithstanding the foregoing, the Administrator may recognize a qualified domestic relations order with respect to child support, alimony payments, or marital property rights if such order contains sufficient information for the Administrator to determine that it meets the applicable requirements of Section 414(p) of the Code. If any such order so directs, a lump sum distribution of benefits to the alternate payee may be made at a time not permitted for distributions to the Participant. The Administrator shall establish written procedures concerning the notification of interested parties and the determination of the validity of such orders.

          Section 10.2. Construction of Agreement. This agreement shall be construed according to the laws of the State of Wisconsin where not superseded by ERISA or other federal law.

          Section 10.3. Mergers, Consolidations and Transfers of Plan Assets. In the case of any merger, consolidation with, or transfer of assets or liabilities to any other plan, each Participant in the Plan must be entitled to receive (if the Plan then terminated) a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan then terminated).

          Section 10.4. Unclaimed Benefits. In the event that any person who is entitled to benefits hereunder cannot be located despite reasonable and diligent efforts to do so, then such person's benefits shall be automatically forfeited as of the last day of the Plan Year next following the year in which such benefits became payable; provided, however, in the event that such person subsequently makes a claim for such forfeited benefits prior to the termination of the Plan, such benefits shall be reinstated.

          Section 10.5. Retroactive Effective Dates. The following provisions shall apply retroactively from and after January 1, 1987:

          (a) leased employees in Section 2.4,

          (b) limitations on annual additions under Section 4.5, and

          (c) top-heavy rules in Article XI.

          Section 10.6. USERRA. Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

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                                  ARTICLE XI.
                            TOP-HEAVY PLAN PROVISIONS

          Section 11.1. Effect of Top-Heavy Status. The Plan shall be a "Top-Heavy Plan" for any Plan Year commencing after December 31, 1983, if either of the following conditions applies:

          (a) The Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group having a Top-Heavy Ratio of less than 60%.

          (b) The Plan is part of a Required Aggregation Group having a Top-Heavy Ratio which exceeds 60% and is not part of a Permissive Aggregation Group having a Top-Heavy Ratio of less than 60%.

If the Plan is a Top-Heavy Plan in any Plan year, the provisions of Sections
11.3 through 11.06 shall supersede any conflicting provisions of the Plan. Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Code Section 416(g)), the accrued benefit of an Employee other than a key employee (within the meaning of Code Section 416(i)(1)) shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

          Section 11.2. Additional Definitions. Solely for purposes of this Article, the following terms shall have the meanings set forth below:

          (a) "Key Employee" means any employee or former employee (and the beneficiary of such employee) whose status as an officer or owner of the Plan sponsor makes him a "key employee" as determined in accordance with Code Section 416 (i)(l) and the regulations thereunder.

          (b) "Determination Date" means the last day of the preceding Plan
Year.

          (c) "Top-Heavy Ratio" means a fraction, the numerator of which is the sum of account balances under any defined contribution plans for all Key Employees and the present value of accrued benefits under any defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under any defined contribution plans for all Participants and the present value of accrued benefits under any defined benefit plans for all Participants. Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an account balance or an accrued benefit made in the 5-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date. For purposes of the preceding sentence,
(i) the value of account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, and (ii) the account balances and accrued benefits of Participants who were not Key Employees but who were Key Employees in a prior year and Participants who have not completed an Hour of Service during the 5-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The present value of accrued benefits shall be determined pursuant to Code Section 416(g) using a 5% interest assumption and the UP-1984 Mortality Table. Any nonproportional subsidies for early retirement and benefit options are counted assuming commencement at the age at which they are most valuable. Solely for the purpose of determining if the Plan, or any other plan included in an aggregation group of which this Plan is a part, is a Top-Heavy Plan, the accrued benefit of an Employee other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employers, or
(ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

          (d) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

          (e) "Required Aggregation Group" means (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated) and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) and 410.

          (f) "Valuation Date" means (i) in the case of a defined contribution plan, the Determination Date, and (ii) in the case of a defined benefit plan, the date as of which funding calculations are generally made within the 12-month period ending on the Determination Date.

          (g) "Employer" means the employer or employers whose employees are covered by this Plan and any other employer which must be aggregated with any such employer under Code Section 414(b), (c) and (m).

          (h) "Top-Heavy Group" means any Aggregation Group that is Top-Heavy as defined in Section 10.1.

          Section 11.3. Minimum Benefits. For any year in which the Plan is a Top-Heavy Plan, the benefit for each Participant who is not a Key Employee shall not be less than 3% of such Participant's compensation (as defined in Code
Section 415(c)(3)) or if less, the percentage at which contributions are made (or required to be made) under the Plan for the Key Employee for whom such percentage is the highest for the year.

          Section 11.4. Maximum Benefit Limits. If the Employer maintains a defined benefit plan and a defined contribution plan which both cover one or more of the same Key Employees, and if such plans are Top-Heavy, then the limitation stated in a separate provision of this Plan with respect to the Code
Section 415(e) maximum benefit limitations shall be amended to refer to a 1.0 adjustment on the dollar limitation rather than a 1.25 adjustment. This provision shall not apply if the Top-Heavy Ratio is less than 90% and if the minimum benefit requirements referred to in Section 416(c) of the Code are met when the defined contribution minimum is changed from 3% to 4% and the defined benefit minimum is changed from 2% to 3%, and 20% is changed to an amount not greater than 30% which equals 20% plus 1% for each year this is a Top-Heavy Plan.

          Section 11.5. Accelerated Vesting. If the Plan is Top-Heavy in a Plan Year, the vesting provisions of the Plan shall be amended for any Participant employed on the first day of such Plan Year or thereafter so that the vesting percentage for Employer-derived benefits is equal to the greater of the vesting provided under such other provisions of the Plan or the following schedule:

                  Years of                         Vested
               Vesting Service                   Percentage
               ---------------                   ----------

                 Less than 2                           0%
                      2                               20%
                      3                               40%
                      4                               60%
                      5                               80%
                  6 or more                          100%

If the Plan thereafter ceases to be top-heavy for a Plan Year, the vesting schedule above shall be disregarded and the original vesting provisions applied, except with respect to any Participant with three or more years of service (within the meaning of Code Section 411(a)(10)(B)); provided, however, than no Participant's vested percentage as of the end of the prior Plan Year shall be decreased.

          The Company and the Trustee have caused this Plan and trust to be executed by their duly appointed officers.

          Dated this ____ day of __________, 199__, at Milwaukee, Wisconsin.

WITNESSED                              MGIC INVESTMENT CORPORATION

_____________________________          By _____________________________________
                                                             President


_____________________________          Attest:  ________________________________
                                                             Secretary




                                       FIRST WISCONSIN TRUST COMPANY
                                                                  Trustee

-----------------------------          ----------------------------------------
                                                         Vice President


_____________________________          Attest  ________________________________
                                                             Secretary